Exhibit 99.1

The Carlyle Group Announces Fourth Quarter and Full Year 2016 Financial Results

Washington, DC, February 8, 2017 – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the fourth quarter and full year ended December 31, 2016.

Carlyle Co-CEO David M. Rubenstein said, “Our core business performed well in 2016, but obviously we are disappointed with the losses in our hedge fund business. We are focused on raising $100 billion in new capital over several years, scaling our global credit business, and performing well for our fund and unitholder investors.”

Carlyle Co-CEO William E. Conway, Jr. said, “We concluded an active 2016 with strong performance in the principal operating metrics of our economic model. We deployed a record amount of capital in 2016, and returned a record $30 billion to our carry fund investors. Our investment performance remained strong, as carry funds appreciated 12% during 2016, and 5% during the fourth quarter.”

U.S. GAAP results for Q4 2016 and 2016 included income before provision for income taxes of $12 million and $45 million, and net income (loss) attributable to common unitholders through The Carlyle Group L.P. of $(9) million and $6 million, or net income (loss) per common unit of $(0.16) and $(0.08), on a diluted basis. Total balance sheet assets were $10 billion as of December 31, 2016.
In addition to this release, Carlyle issued a full detailed presentation of its fourth quarter and full year 2016 results, which can be viewed on the investor relations section of our website at ir.carlyle.com.
Distribution
The Board of Directors has declared a quarterly distribution of $0.16 per common unit to holders of record at the close of business on February 21, 2017, payable on February 28, 2017. For full year 2016, the Board of Directors declared $1.55 in aggregate distributions to common unitholders.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EST on Wednesday, February 8, 2017, to announce its fourth quarter and full year 2016 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.

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About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $158 billion of assets under management across 281 investment vehicles as of December 31, 2016. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,600 people in 35 offices across six continents.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Elizabeth Gill
Phone: +1 (212) 813-4527	Phone: +1 (202) 729-5385
daniel.harris@carlyle.com	elizabeth.gill@carlyle.com

Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary

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